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                                                                    EXHIBIT 99.1



                           HANMI FINANCIAL CORPORATION

                 SPECIAL MEETING OF SHAREHOLDERS APRIL 7, 2004

The undersigned shareholder(s) of Hanmi Financial Corporation ("Hanmi") hereby nominates, constitutes and appoints Richard B.C. Lee and David Kim, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Hanmi Financial Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders of Hanmi to be held at 10:30 a.m. local time, on April 7, 2004, at the Sheraton Universal Hotel, 333 Universal Hollywood Drive, Universal City, California, and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY
                        BE REVOKED PRIOR TO ITS EXERCISE.

                      PLEASE SIGN AND DATE ON REVERSE SIDE.

                                SEE REVERSE SIDE

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                             DETACH PROXY CARD HERE

1. ISSUANCE OF COMMON STOCK. Approval of the issuance of Hanmi common stock (i) pursuant to the Agreement and Plan of Merger, dated December 22, 2003, by and among Hanmi Financial Corporation, Hanmi Bank and Pacific Union Bank and (ii) in a concurrent private placement of 3,947,369 shares at $19 per share pursuant to Securities Purchase Agreements, dated December 22, 2003, with specified purchasers.

     [ ]     FOR                [ ]     AGAINST             [ ]     ABSTAIN

2. To transact such other business as may properly come before the Meeting and at any adjournment or adjournments thereof. Management at present knows of no other business to be presented by or on behalf of Hanmi or its Board of Directors at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" PROPOSAL 1. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "FOR" PROPOSAL 1.

IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                        PLEASE SIGN AND DATE BELOW.

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      (Number of Shares)

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      (Please Print Name)

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      (Please Print Name)

      Dated:
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      (Signature of Shareholder)


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      (Signature of Shareholder)

      (Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full duties. All joint owners should sign.)

      I (We) Do [ ] Do not [ ] Expect to attend the Meeting.

      Number of Persons:__________________________________________

                               PLEASE DETACH HERE

              YOU MUST DETACH THIS PORTION OF THE PROXY CARD BEFORE
                      RETURNING IT IN THE ENCLOSED ENVELOPE